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                                                                  EXHIBIT 10.3.3

                             THORNBURG MORTGAGE INC.
                      1992 STOCK OPTION AND INCENTIVE PLAN
                       AMENDMENT DATED AS OF JULY 17, 2001


     Pursuant to Section 12 of the 1992 Stock Option and Incentive Plan, amended and restated as of March 14, 1997, as previously amended as of December 19, 1997 and April 15, 1999 (the "Plan"), the Board of Directors of Thornburg Mortgage, Inc. (the "Company") hereby revises and amends the terms of the Plan as follows:

          1. The title of the Plan is hereby amended and restated in its entirety to read as follows:

          THORNBURG MORTGAGE INC. 1992 STOCK OPTION AND INCENTIVE PLAN

          2. Section 2(m) of the Plan is amended and restated in its entirety to read as follows:

               (m)."Grant" shall mean the issuance of an Incentive Stock Option, Non-Statutory Stock Option, DER, SAR, PSR, Restricted Stock, or any combination thereof to an Eligible Person.

          3.   Section 2 of the Plan is amended by adding as Section 2(ee) and
               (ff) thereof, the following:

               (ee)"Restricted Stock" shall mean an award of Shares to an Eligible Person subject to restrictions on vesting of ownership based upon the completion of the Restricted Period.

               (ff)"Restricted Period" shall have the meaning ascribed to such term in Section 7 (l) (iii).

          4. Section 7 of the Plan is amended by adding as Section 7(l) thereof, the following:

               (l) Restricted Stock.

                  (i) General. Restricted Stock may be granted either alone or in addition to other Grants under the Plan. The Committee shall determine the Eligible Persons to whom, and the time or times at which, Grants of Restricted Stock shall be made; the number of Shares to be Granted; the price, if any, to be paid by the recipient of Restricted Stock Grants; the Restricted Period as defined in Section 7(l)(iii); any performance objectives as may be specified in the Agreement; the date or dates on which restrictions applicable to such Restricted Stock Grants shall lapse during such Restricted Period; and all other conditions of the Restricted Stock awards. The Committee may also condition the Grant of Restricted Stock upon such other criteria as the Committee may determine in its sole discretion. The provisions of Restricted Stock Grants need not be the same with respect to each recipient.


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                  (ii) Awards and Certificates. The prospective recipient of a
                  Restricted Stock Grant shall not have any rights with respect to such Grant, unless and until such recipient has executed an Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Committee may specify) after the Grant date. Except as otherwise provided below in this Section 7(l), (i) each Eligible Person who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Eligible Person, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The securities represented by this certificate are subject to a vesting agreement between Thornburg Mortgage, Inc. and the registered holder and may not be transferred except in compliance of such agreement or until _________ when the shares have vested."

     The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Grant.

              (iii) Restrictions and Conditions. The Grants of Restricted Stock granted pursuant to this Section 7(l) shall be subject to the following restrictions and conditions:

         (A) Subject to the provisions of the Plan and the Agreement, during such period as may be set by the Committee commencing on the Grant date (the "Restricted Period"), the Eligible Person shall not be permitted to sell, transfer, pledge or assign share of Restricted Stock, issued to the Eligible Person; provided, however, that the Committee may determine, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Eligible Person's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 10.

         (B) Except as provided in paragraph (l)(iii) (A) of this Section 7, the Eligible Person shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon during the Restricted Period. Certificates for Shares of unrestricted stock shall be delivered to the recipient promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the Grant of Restricted Stock, except as the Committee, in its sole discretion, shall otherwise determine.




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                  (C) Subject to the provisions of the Plan and Agreement and this Section 7(l), upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Eligible Person, and the Eligible Person shall only receive the amount, if any, paid by the Eligible Person for Restricted Stock.

     The Company has caused this amendment of the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of July 17, 2001.


                      THORNBURG MORTGAGE INC.,
                      a Maryland corporation


                      By: /s/ Garrett Thornburg
                         --------------------------------------------------
                          Garrett Thornburg,
                          Chairman